EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                     OFFSHORE ENERGY DEVELOPMENT CORPORATION

                                    ARTICLE I

        The name of the corporation is Offshore Energy Development Corporation.

                                   ARTICLE II

        The registered office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

        The total number of shares of stock which the corporation shall have authority to issue is 11,000,000 shares, of which 1,000,000 shares are to be Preferred Stock, par value $0.01 per share ("Preferred Stock"), and 10,000,000 shares are to be Common Stock, par value $0.01 per share ("Common Stock").

               (a) Subject to the rights of the holders of any series of Preferred Stock as set forth in any resolution adopted by the Board of Directors pursuant to Section (b) of this Article IV, the authorized number of shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereinafter enacted.

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               (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:

                      (1) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

                      (2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the corporation and whether such dividends shall be cumulative or noncumulative;

                      (3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the corporation, and the terms and conditions of such conversion or exchange;

                      (4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

                      (5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the corporation or in the event of any merger or consolidation of or sale of assets by the corporation;

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                      (6) The terms of any sinking fund or redemption or
repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

                      (7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

                      (8) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

                                    ARTICLE V

        With respect to (i) the merger or consolidation of the corporation, (ii) the sale, lease or exchange of all or substantially all of the property and assets of the corporation, or (iii) the dissolution of the corporation, to the extent, and only to the extent, that the vote of the outstanding shares of capital stock of the corporation or any class thereof is required for such action, the affirmative vote of the holders of record of outstanding shares representing at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding shares of capital stock of the corporation or such class thereof shall be required to take such action, notwithstanding the fact that a lesser percentage of such voting power may be specified by the General Corporation Law of the State of Delaware.

                                   ARTICLE VI

        The name and mailing address of the incorporator are as follows:

               Charles H. Still, Jr.
               711 Louisiana Street, Suite 2900
               Houston, TX 77002-2781

        The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

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                                   ARTICLE VII

               (a) CLASSIFIED BOARD. The directors of the corporation shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors (the "Class I Directors") to expire at the 1997 annual meeting of holders of capital stock of the corporation, the initial term of office of the second class of directors (the "Class II Directors") to expire at the 1998 annual meeting of holders of capital stock of the corporation and the initial term of office of the third class of directors (the "Class III Directors") to expire at the 1999 annual meeting of holders of capital stock of the corporation. Commencing with the 1997 annual meeting of holders of capital stock of the corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of holders of capital stock of the corporation after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

               (b) REMOVAL OF DIRECTORS. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board of Directors.

               (c) VACANCIES. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock) then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

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               (d) NUMBER OF DIRECTORS. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock), the number of directors constituting the entire Board of Directors shall be not less than six nor more than nine. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock), the specific number of directors constituting the entire Board of Directors shall be authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term "entire Board of Directors" means the total authorized number of directors that the corporation would have if there were no vacancies.

               (e) INITIAL DIRECTORS. The names and mailing addresses of the persons who are to serve as directors until the annual meetings of the holders of capital stock of the corporation at which the initial terms of office of the respective classes of directors expire or until their successors are elected and qualify are:

        NAME                        MAILING ADDRESS

Class I Directors:

        David B. Strassner          1400 Woodloch Forest Drive, Suite 200
                                    The Woodlands, Texas 77380

        R. Gamble Baldwin           115 E. Putnam Avenue
                                    Greenwich, Connecticut 06830

Class II Directors:

        Douglas H. Kiesewetter      1400 Woodloch Forest Drive, Suite 200
                                    The Woodlands, Texas 77380

        G. Alan Rafte               711 Louisiana Street, Suite 2900
                                    Houston, Texas 77002-2781

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Class III Directors:

        R. Keith Anderson           1400 Woodloch Forest Drive, Suite 200
                                    The Woodlands, Texas 77380

        David R. Albin              100 North Guadalupe, Suite 205
                                    Santa Fe, New Mexico 87501

                                  ARTICLE VIII

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to adopt, amend or repeal any bylaw made by the Board of Directors.

                                   ARTICLE IX

        Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                                    ARTICLE X

        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

                                   ARTICLE XI

        The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power; provided, that the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election

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of directors, voting together as a single class, shall be required to amend, alter, change or repeal any provision of, or to adopt any provision or provisions inconsistent with, this Article XI or Article VII of this Certificate of Incorporation unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors, notwithstanding the fact that a lesser percentage of such voting power or of the entire Board of Directors may be specified by the General Corporation Law of the State of Delaware; and further provided, that the affirmative vote of the holders of record of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the shares of capital stock of the corporation then entitled to vote on an action described in Article V of this Certificate of Incorporation, voting together as a single class, shall be required to amend, alter, change or repeal any provision of, or to adopt any provision or provisions inconsistent with, such Article V.

        IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator's hand this 24th day of July, 1996.

                                              /S/ CHARLES H. STILL, JR.
                                                  Charles H. Still, Jr.

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